UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

ROCKET LAB CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	39-2182599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 714 465-5737
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 19, 2025, Rocket Lab Corporation (the “Company”) issued a press release announcing an award from the Space Development Agency (“SDA”) to design, manufacture and provide operations and sustainment for 18 satellites for the Tracking Layer Tranche 3 program under the Proliferated Warfighter Space Architecture. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information set forth under this Item 7.01 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On December 17, 2025, the Company, through its wholly owned subsidiary Rocket Lab USA, Inc., entered into an agreement with the SDA to design, manufacture and provide operations and sustainment for 18 satellites. The contract with SDA has a total value of $816 million, which includes a base amount of $806 million and options totaling $10 million. Work under the agreement will begin immediately with final delivery of the satellites for launch expected in 2029. The agreement allows either party to terminate the agreement for convenience at any time, subject to certain termination conditions as outlined in the agreement.
Forward-Looking Statements
This report may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements, including without limitation expectations regarding the timing of scheduled delivery of satellites to SDA and anticipated benefits of the contract, are based on the Company’s current expectations and beliefs concerning future developments and their potential effects, and contain a number of risk and uncertainties (many of which are beyond the Company’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including customer contractual rescheduling and termination rights and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. There can be no assurance that the future developments affecting the Company will be those that we have anticipated. Except as required by law, the Company is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Press Release of Rocket Lab Corporation, dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB CORPORATION

Date:	December 19, 2025	By:	/s/ Adam Spice
Adam Spice Chief Financial Officer